UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 21, 2023

MOSAIC IMMUNOENGINEERING, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22182	84-1070278
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1537 South Novato Blvd, #5

Novato, California 94947

(Address of principal executive offices, and zip code)

Registrant’s telephone number, including area code: (657) 208-0890

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 6, 2022, Mosaic ImmunoEngineering, Inc., a Delaware corporation (the “Company”), entered into a redemption agreement (the “Original Redemption Agreement”) with Holocom, Inc., a California corporation (“Holocom”), pursuant to which the Company requested full redemption of its 2,100,000 shares of Series A Convertible Preferred Stock of Holocom (“Series A Preferred Stock”) at a redemption price of $0.40 per share payable to the Company with an upfront payment of $336,000 and monthly installments thereafter through January 2025. Pursuant to the Original Redemption Agreement, Holocom redeemed, in aggregate, 1,190,000 shares of Series A Preferred Stock in exchange for upfront and monthly payments to the Company in the aggregate amount of $476,000.

On June 21, 2023 (“Effective Date”), the Company and Holocom entered into Amendment No. 1 to the Original Redemption Agreement (“Amendment No. 1”) to redeem the remaining 910,000 shares of Series A Preferred Stock in exchange for proceeds to the Company of $300,000 due no later than three (3) business days from the Effective Date, representing a redemption price of approximately $0.33 per share. On June 22, 2023, the Company received all proceeds from Holocom under Amendment No. 1.

The foregoing description of Amendment No. 1 and the transaction contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No 1 to the Redemption Agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 8.01	Other Events

The Company’s common stock, par value $0.00001 per share, is quoted on the OTCQB Venture Market tier (the “OTCQB”) of the OTC Markets Group Inc. (the “OTC Markets”). The Company is in compliance with all eligibility criteria, including having a minimum bid price of $0.01, having at least 50 beneficial shareholders owning at least 100 shares of common stock, a public float of at least 10% of total issued and outstanding shares of common stock, as defined by OTC Markets, current in the payment of annual fees and certifications, among other requirements as defined by the OTC Markets, to continue to be quoted on the OTCQB. In an effort to conserve the Company’s financial resources, the Board of Directors of the Company deemed it to be in the best interest of the Company to not renew and pay its semi-annual fees to OTC Markets that is due on or before June 30, 2023 and therefore, will result in the Company’s common stock to be quoted on the OTC Pink Open Market effective July 3, 2023, which may adversely affect the market liquidity for the Company’s shares by limiting the ability of broker-dealers to sell such shares, and the ability of stockholders to sell their shares in the secondary market. In addition, there can be no assurance that the Company will pursue or meet the eligibility criteria and requalify for quotation on the OTCQB at any future date.

Item 9.01	Financial Statements and Exhibits

(d) The following exhibits are being filed herewith:

Exhibit No.	Description
10.1	Amendment No. 1 to Redemption Agreement by and between Mosaic ImmunoEngineering, Inc. and Holocom, Inc. dated June 21, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mosaic ImmunoEngineering, Inc.

Date: June 26, 2023	By: /s/ Steven King
Steven King
President and Chief Executive Officer, Director

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